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                                                                   Exhibit 10.24
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                    SUMMARY OF EMPLOYMENT OFFER AND AGREEMENT
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1.   TITLE:
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            Senior Vice President - Finance and Chief Financial Officer

2.   START DATE:
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            January 27, 1995 with at least a committed 50% of time, and full-
            time starting no later than July 10.

3.   SALARY:
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            Salary will be $140,000 annually and will be reviewed each year by the Chief Executive Officer and Board of Directors. Salary will be prorated until full time begins.

4.   BONUS:
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            The bonus will be 40% of the base salary.  This is a $56,000 annualized target bonus to be earned by achieving all planned objectives agreed upon between John Sprieser, Delphi s Chief Executive Officer and the Board of Directors. A significant majority of the objectives will be based on the 1996 Business Plan.

5.   STOCK OPTION:
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            A stock option grant to purchase 100,000 shares of Delphi Common
            Stock. This option will vest at a rate of 25% per year over 4 years, beginning six months after the day of employment. This will be consistent with all other senior executive options Example: if employment starts on January 27, 1995 then stock options will vest no later than:

                              25,000 shares on July 27, 1995
                              25,000 shares on July 27, 1996
                              25,000 shares on July 27, 1997
          and the remaining   25,000 shares on July 27, 1998

          The price will be determined by the stock option committee at its quarterly meeting and will be the fair market value at that time.

          In the event the company is sold or merged in such a way that it is not the surviving entity, the vesting of all options will accelerate to the date just prior to such transaction.

6. SEVERANCE AGREEMENT:
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          If employment is terminated because of a material change in role on or before January 27, 1996 you will receive six months of salary continuance including health benefits. To receive this salary continuance you must actively seek employment and this is not to be construed as a six month severance payment without condition. If the company is sold and your role is materially changed, then the same conditions apply and you will be eligible for salary continuance.

 /s/M. Denis Connaghan                        /s/ John R. Sprieser
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    M. Denis Connaghan                            John R. Sprieser
    President and CEO